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SECOND AMENDMENT TO INDUSTRIAL LEASE

        This SECOND AMENDMENT TO INDUSTRIAL LEASE ("Amendment") is entered into as of this 16th day of May, 2001, by and between ZELMAN RENTON, LLC, a Delaware limited liability company ("Landlord"), and CUTTER & BUCK, INC., a Washington corporation ("Tenant"), with respect to the following:

R E C I T A L S:

        A.    Landlord and Tenant are parties to that certain Industrial Lease [Single Tenant-Triple Net] dated May 27, 1999 (the "Original Lease"), amended by that certain First Amendment to Lease (the "First Amendment") dated October 6, 1999 (as amended, the "Lease"), pursuant to which Tenant currently leases from Landlord that certain building ("Building") located at 4001 Oakesdale Avenue SW, which Building contains approximately 170,500 square feet (the "Premises"), more particularly described in the Lease.

        B.    Concurrently with the execution of this Amendment, Tenant is entering into an industrial lease (the "Building C Lease") covering that certain industrial space more particularly described in the Building C Lease.

        C.    Capitalized terms not defined herein have the meanings given to such terms in the Lease.

        D.    Landlord and Tenant now desire to extend the term of the Lease and otherwise modify and amend the Lease as hereinafter set forth.

A G R E E M E N T:

        NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of such are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.    Term and Commencement Date.    Landlord and Tenant agree that the existing Term of the Lease (presently scheduled to expire on November 30, 2006) shall be extended for an additional five (5) year period, commencing on December 1, 2006, and expiring on November 30, 2011 (the "Extended Term").

        2.    Improvements.    As Tenant is in occupancy of the Premises, Tenant accepts the Premises in its existing "As Is" condition.

        3.    Lease Terms.    With the exception of Monthly Base Rent (as described in Paragraph 4 below) and except as otherwise provided in this Amendment, all non-economic and economic terms of the Lease shall continue the same during the Extended Term as during the initial Term of the Lease.

        4.    Monthly Base Rent.    Monthly Base Rent for the Premises during the Extended Term shall be due and payable in accordance with the following schedule:

Term	Rate Per Square Foot of the Building Per Month		Additional Rate Per Square Foot of Office Space Per Month		Monthly Base Rent
12/1/06 - 5/31/09	$0.400	*	$0.75	**	$75,987.25	***
6/1/09 - 11/30/11	$0.431	*	$0.80	**	$81,791.90	***

*
Based upon the entire 170,500 Building footprint

**
Based upon the 10,380 square feet of office space in the Building

***
In addition to the foregoing, Tenant acknowledges that during the entire Extended Term, Tenant shall continue to pay to Landlord an additional $5,026.76 per month with respect to the Above Standard Allowance granted to Tenant under Paragraph 5(b) of the Work Letter Agreement attached to the Original Lease as Exhibit "C"; Landlord acknowledges that, provided Tenant makes all amortization payments in accordance with the terms of Paragraph 9 of the First Amendment (i.e., $            per month), the Above Standard Office Allowance granted to Tenant under said Paragraph 9 shall be paid in full as of the commencement of the Extended Term.

        5.    Broker.    Landlord and Tenant each represent and warrant to the other that it is not aware of any brokers or finders who may claim a fee or commission in connection with the consummation of the transactions contemplated by this Amendment other than Kidder, Mathews & Segner, whose commission, if any, shall be payable by Landlord in accordance with Landlord's separate agreement with said broker. If any additional claims for brokers' or finders' fees in connection with the transactions contemplated by this Amendment arise, then Tenant agrees to indemnify, protect, hold harmless and defend Landlord (with counsel satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant, and Landlord agrees to indemnify, protect, hold harmless and defend Tenant (with counsel satisfactory to Tenant) if such claims are based upon any statement, representation or agreement made by Landlord.

        6.    Other Modifications.    Paragraphs 41 and 42 of the Original Lease, entitled "Option to Extend" and "Expansion Option" respectively are hereby deleted and rendered of no further force or effect. Except as expressly modified herein, the Lease shall remain in full force and effect. To the extent of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

        7.    Options to Extend

          (a)    Extension Options.    Subject to the terms of this Paragraph 7 and Paragraph 8 below, Landlord hereby grants to Tenant two (2) options (the "Extension Options") to extend the Extended Term with respect to the entire Premises each for an additional period of five (5) years (each, and "Option Term"), on the same terms, covenants and conditions as provided for in the Lease during the Extended Term, except that (i) Tenant shall have no further extension rights, and (ii) Monthly Base Rent shall be established based on the "fair market rental rate" for the Premises for the applicable Option Term as defined and determined in accordance with the provisions of this Paragraph 7 below.

          (b)    Exercise of Extension Options.    The Extension Options must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no later than the date which is two hundred ten (210) days, and no earlier than the date which is one (1) year, prior to the expiration of the then current Term of the Lease.

          (c)    Fair Market Rental Rate.    The term "fair market rental rate" as used in this Amendment shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, financially comparable, non-equity, renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable quality industrial building located in the Renton, Tukwila and North Kent, Washington area North of 212th Street ("Comparison Area") would accept, at arm's length (what Landlord is accepting in current transactions for other buildings within the Development may be considered), for space comparable in size and quality as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, industrial space availability, tenant size, tenant improvement allowances, parking, loading, power, ceiling height, sprinkler capacity, and any other economic matters then being charged by Landlord or the lessors of such similar industrial buildings. In no event will Monthly Base Rent decrease from that payable in the last year of the immediately preceding Term as a result of the fair market rental rate determination provided for in this Paragraph 7.

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          (d)    Tenant's Review Period.    Landlord's determination of fair market rental rate shall be delivered in writing not later than thirty (30) days following Landlord's receipt of Tenant's Extension Notice. Tenant will have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant's failure to object to the fair market rental rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's approval and acceptance thereof. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant's Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party's determination will be submitted to appraisal in accordance with the provisions below.

          (e)    Appraisal

            (i)    Landlord and Tenant shall each appoint one independent, unaffiliated real estate broker (referred to herein as an "appraiser" even though only a broker) who has been active over the five (5) year period ending on the date of such appointment in the leasing of industrial space in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

            (ii)  The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

            (iii)  The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) new Monthly Base Rent for the Premises is the closest to the actual new Monthly Base Rent for the Premises as determined by the appraisers, taking into account the requirements of Paragraph 7(c) and this Paragraph 7(e) regarding same.

            (iv)  The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new Monthly Base Rent, and shall notify Landlord and Tenant thereof.

            (v)  The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option. The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

            (vi)  If either Landlord or Tenant fails to appoint an appraiser within the time period in Paragraph 7(e)(i) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser's decision shall be biding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option.

            (vii) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to binding arbitration under the provisions of the American Arbitration Association.

            (viii)  In the event that the new Monthly Base Rent is not established prior to end of the initial Term of the Lease, the Monthly Base Rent immediately payable at the commencement of the Option Term shall be based on $0.46 per square foot of Building footprint (which

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    includes office and non-office portions of the Building) plus $0.85 per square foot of office space then in the Premises (which rates shall not be considered a factor in determining the new Monthly Base Rent). Notwithstanding the above, once the fair market rental rate is determined in accordance with this section, the parties shall settle any under or overpayment on the next Monthly Base Rent payment date falling not less than thirty (30) days after such determination.

        8.    Options.

          (a)  As used in this Paragraph 8, the word "Options" means the Extension Options pursuant to Paragraph 7 herein (the "Options").

          (b)  The Options are personal to the original Tenant executing this Amendment and may be exercised only by the original Tenant executing this Amendment while occupying the entire Premises and without the intent of thereafter assigning the Lease as amended hereby or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Amendment; provided, that the Options may be exercised by the assignee (but not sublessee) of the Lease as amended hereby pursuant to a Permitted Transfer in accordance with Paragraph 24(c) of the Original Lease. The Options are not assignable separate and apart from the Lease as amended hereby, nor may any Option be separated from the Lease as amended hereby in any manner, either by reservation or otherwise.

          (c)  Tenant shall have no right to exercise any Option, notwithstanding any provision of the grant of either Option to the contrary, and Tenant's exercise of either Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of the Lease as amended hereby as of Tenant's exercise of the applicable Option or at the commencement of any Option event or (ii) Tenant fails to concurrently exercise, as the case may be, the first and/or second option to extend granted to Tenant under the Building C Lease concurrently with Tenant's exercise of the corresponding Option granted hereunder.

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        9.    Miscellaneous.    This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment. Each individual executing this Amendment on behalf of Tenant represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation, and that this Amendment is binding upon Tenant in accordance with its terms.

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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TENANT:			LANDLORD:
CUTTER & BUCK, INC., a Washington corporation			ZELMAN RENTON, LLC, a Delaware limited liability company
By:	/s/ MARTIN MARKS		By:	Zelman Industrial Partners, Inc., a California corporation,
	Print Name:	Martin Marks		Its:	Managing Member
	Title:	President
By:	/s/ S. LOWBER				By:	/s/ BEN REILING
	Print Name:	S. Lowber				Ben Reiling
						Its:	President
	Title:	CFO

6

STATE OF WA	)
) ss.
COUNTY OF KING	)

        I certify that I now or have satisfactory evidence that Martin J. Marks is the person who appeared before me, and said person acknowledged that he/she was authorized to execute the instrument and acknowledged it as the President of Cutter & Buck, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

[NOTARY PUBLIC SEAL] (Use this space for notarial stamp/seal)	Dated:	May 15, 2001
/s/ SUSAN M. CANNON
Notary Public
		Print Name:	Susan M. Cannon
My commission expires 04/06/03
STATE OF WA	)
) ss.
COUNTY OF KING	)

        I certify that I now or have satisfactory evidence that Steve Lowber (S. Lowber) is the person who appeared before me, and said person acknowledged that he/she was authorized to execute the instrument and acknowledged it as the CFO of Cutter & Buck, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

[NOTARY PUBLIC SEAL] (Use this space for notarial stamp/seal)	Dated:	May 15, 2001
/s/ SUSAN M. CANNON
Notary Public
		Print Name:	Susan M. Cannon
My commission expires 04/06/03

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STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

        I certify that I now or have satisfactory evidence that Ben Reiling is the person who appeared before me, and said person acknowledged that he/she was authorized to execute the instrument and acknowledged it as the President of Zelman Renton, LLC to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

[NOTARY PUBLIC SEAL] (Use this space for notarial stamp/seal)	Dated:	May 16, 2001
/s/ Sandra L. Garay
Notary Public
		Print Name:	SANDRA L. GARAY
My commission expires 7-1-04

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NOTICE OF LEASE TERM DATES AND TENANT'S PERCENTAGE

To:	Zelman Renton L.L.C., a Delaware limited liability company
Date:	January 6, 2000
RE:
Lease dated May 27, 1999 amended by First Amendment to Lease dated October 6, 1999 (the "Lease"), between Zelman Renton L.L.C., a Delaware limited liability company (Landlord), and Cutter & Buck Inc., a Washington corporation (Tenant), concerning the building located at 4001 Oakesdale Avenue SW Renton, WA 98005 (the "Premises").

To Whom It May Concern:

        In accordance with the subject Lease, we wish to advise and/or confirm as follows:

        1.    That the Premises have been accepted by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction except as may be indicated on the "Punch-List" prepared by Landlord and Tenant, a copy of which is attached hereto.

        2.    That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the Lease the Commencement Date is November 23, 1999, and the Term of the Lease will expire on November 30, 2006.

        3.    That in accordance with the Lease, rent commenced to accrue on November 23, 1999.

        4.    If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter will be for the full amount of the monthly installment as provided for in the Lease.

        5.    Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to Zelman Renton L.L.C. at Dept 619—P.O. Box 34935 Seattle, WA 93124-1935.

        6.    The number of square feet within the Premises is 170,500 square feet with 10,383 square feet of office as determined by Landlord's architect in accordance with the terms of the Lease.

        7.    Tenant's Percentage, as adjusted based upon the number of square feet within the Premises, is 100%.

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter Agreement to be duly executed by their duly authorized representatives as of the date of the Lease.

TENANT:			LANDLORD:
CUTTER & BUCK, INC., a Washington corporation			ZELMAN RENTON, LLC, a Delaware limited liability company
By:	/s/ PHILIP DAVIS		By:	ZIP Renton, LLC, a Delaware limited liability company
	Print Name:	Philip Davis
	Print Title:	VP Operations		By:	Zelman Industrial Partners, Inc., a California corporation
By:					By:	/s/ PAUL T. CASEY
	Print Name:					Paul T. Casey
Vice President
Print Title:

FIRST AMENDMENT TO LEASE

        This FIRST AMENDMENT TO LEASE ("Amendment") is entered into as of this 6th day of October, 1999, by and between ZELMAN RENTON, LLC, a Delaware limited liability company ("Landlord"), and CUTTER & BUCK, INC., a Washington corporation ("Tenant"), with respect to the facts set forth in the Recitals below.

R E C I T A L S:

        A.    Landlord and Tenant are parties to that certain Industrial Lease dated May 27, 1999 (the "Lease"), whereby Tenant currently leases from Landlord those certain premises (the "Premises"), in Oakesdale Business Campus located at 4001 Oakesdale Avenue SW, Renton, Washington and containing approximately 170,500 square feet.

        B.    Capitalized terms which are not defined in this Amendment have the meanings given to them in the Lease.

        C.    Landlord and Tenant desire to modify the Lease as follows with regard to the construction of office improvements.

A G R E E M E N T:

        NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

        1.    Initial Monthly Base Rent.    The entire second sentence of Paragraph l(j) of the Lease, beginning with "By way of example,...", is hereby deleted in its entirety and replaced by the following:

  "By way of example, if the Building contains 170,500 square feet, of which 10,383 square feet comprise office space, the initial Monthly Base Rent shall be equal to the sum of (A) $.3325 × 170,500 (i.e. $56,691.25) plus (B) $.65 × 10,383 (i.e. $6,748.95), for a total initial Monthly Base Rent of $63,440.20."

        2.    Early Entry.    The first sentence of Paragraph 4(c) of the Lease is deleted in its entirety. The entire second sentence of Paragraph 4(c) of the Lease, beginning with "Tenant may elect...," is hereby deleted and replaced by the following:

  "Tenant may elect to enter upon the Premises commencing on October 4, 1999 (the "Early Entry Date") in order to install communications cable, fixtures and racking and the like, at Tenant's sole cost and expense (collectively, "Tenant's Work")."

        3.    Building Shell; Tenant Improvements.    The entire second sentence of Paragraph 1 of Exhibit C, beginning with "As used in the Lease...," is hereby deleted and replaced by the following:

  "As used in the Lease and this Work Letter Agreement, the term "Tenant Improvements" or "Tenant Improvement Work" means collectively those items of tenant improvement construction relating to the office portion of the Premises ("Office Improvements") shown on the Tenant's Final Plans (described in Paragraph 4 below), the Above-Standard Improvements (described in Paragraph 5(b) below) and the Above Standard Office Improvements (described in Paragraph 5(g) below)."

        4.    Work Cost Estimate and Statement.    The first three (3) sentences of Paragraph 4(f) of Exhibit C are hereby deleted and replaced by the following:

  "Prior to the commencement of construction of any of the Office Improvements and/or the Above-Standard Improvements and/or the Above Standard Office Improvements shown on Tenant's Final

  Plans, Landlord will submit to Tenant a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Tenant's Final Plans taking into account any modifications which may be required to reflect changes in the Tenant's Final Plans required by the City or County in which the Premises are located (the "Work Cost Estimate"). Tenant acknowledges that it has approved the Work Cost Estimate submitted by Landlord."

        5.    Office Allowance.    The "$210,000" figure set forth in Paragraph 5(a) of Exhibit C is hereby deleted and replaced with "$363,405."

        6.    Excess Costs.    The entire first and second sentences of Paragraph 5(c) of Exhibit C are hereby deleted and replaced with the following:

  "The cost of each item referenced in Paragraphs 5(a) and 5(b) above and Paragraph 5(g) below shall be charged against the respective Allowance. If the Work Cost for either the Office Improvements or the Above-Standard Improvements or the Above Standard Office Improvements exceeds the respective Allowance, Tenant agrees to pay to Landlord such excess including reasonable fees for the contractor prior to the commencement of construction (less any sums previously paid by Tenant for such excess pursuant to the Work Cost Estimate)."

        7.    Unused Allowance Amounts.    Paragraph 5(e) of Exhibit C is hereby deleted and replaced with the following:

  "Except as provided in the following sentence, any unused portion of any Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease. The unused portion of any Allowance, if any, shall be credited against the excess costs, if any, associated with improvements made with respect to any of the other Allowances."

        8.    Amendment to Lease.    Paragraph 5(f) of Exhibit C is hereby deleted in its entirety and replaced with the following:

  "Within fifteen (15) business days following the Commencement Date (as defined in Paragraph 8(a) below), Landlord and Tenant shall execute an amendment to the Lease setting forth a new rent schedule which incorporates the amortization of any costs funded by Landlord with respect to the Above Standard Allowance or the Above Standard Office Allowance."

        9.    Above Standard Office Allowance.    Paragraph 5(g) is hereby added to Exhibit C as follows:

  "Above Standard Office Allowance.    In addition to the Above Standard Allowance described in Paragraph 5(b) above, Landlord hereby grants to Tenant an allowance of $70,000 ("Above Standard Office Allowance") for the purchase, construction and installation of the above-standard office improvements described on Schedule "2" to this Exhibit "C" ("Above Standard Office Improvements"). The Office Allowance, the Above Standard Allowance and the Above Standard Office Allowance are sometimes each individually referred to as an "Allowance" and sometimes collectively referred to as the "Allowances." All costs disbursed or expended by Landlord as part of the Above Standard Office Allowance shall be fully amortized over the original seven (7) years of the Term, plus interest at a rate of eleven percent (11%) per year, and the annual amortized amount shall be paid by Tenant monthly, as additional rent under the Lease, in equal installments throughout such seven (7) year period until such excess costs have been fully repaid."

        10.    Commencement Date.    The term "Shell Delivery Date" set forth in Paragraph 8(a) of Exhibit C is hereby deleted and replaced with the term "Early Entry Date." Therefore, if the Early Entry Date is actually October 4, 1999, then the Commencement Date will not occur earlier than November 15, 1999.

        11.    Schedule "2" to Exhibit C.    The attached Schedule "2", entitled "Above Standard Office Improvements," is hereby added to Exhibit C of the Lease.

        12.    No Other Modification.    Except as specifically modified in this Amendment, the Lease remains in full force and effect between the parties hereto, as modified by this Amendment. To the extent of any inconsistency or conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

TENANT:			LANDLORD:
CUTTER & BUCK, INC., a Washington corporation			ZELMAN RENTON, LLC, a Delaware limited liability company
By:	/s/ PHILIP DAVIS		By:	ZIP Renton, LLC, A Delaware LLC
	Print Name:	Philip Davis
	Print Title:	VP Operations		By:	Zelman Industrial Partners, Inc., a California corporation,
					Its:	Managing Member
					By:	/s/ PAUL T. CASEY
Print Name: Paul T. Casey
Print Title: V.P.

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

        I certify that I now or have satisfactory evidence that Philip Davis is the person who appeared before me, and said person acknowledged that he/she was authorized to execute the instrument and acknowledged it as the Vice President of Operations of Cutter & Buck, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

[NOTARY PUBLIC SEAL] (Use this space for notarial stamp/seal)	Dated:	10/6/99
/s/ BARBARA J. GELLING
Notary Public
		Print Name:	Barbara J. Gelling
My commission expires 11/29/99
STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

        I certify that I now or have satisfactory evidence that Paul T. Casey is the person who appeared before me, and said person acknowledged that he/she was authorized to execute the instrument and acknowledged it as the Vice President of Zelman Industrial Partners, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

[NOTARY PUBLIC SEAL] (Use this space for notarial stamp/seal)	Dated:	Oct. 11, 1999
/s/ LINDA KAREN WILLIAMS
Notary Public
		Print Name:	Linda Karen Williams
My commission expires Oct. 11, 2002

ABOVE STANDARD OFFICE IMPROVEMENTS

Item	Estimated Additional Cost

Total	$70,000

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

        I certify that I now or have satisfactory evidence that Philip Davis is the person who appeared before me, and said person acknowledged that he/she was authorized to execute the instrument and acknowledged it as the Vice President of Operations of Cutter & Buck, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

(Use this space for notarial stamp/seal)	Dated:	1/7/00
/s/ CONNIE L. DOBBS
Notary Public
		Print Name:	Connie L. Dobbs
My commission expires 6/19/07
STATE OF WASHINGTON	)
) ss.
COUNTY OF	)

        I certify that I now or have satisfactory evidence that                              is the person who appeared before me, and said person acknowledged that he/she was authorized to execute the instrument and acknowledged it as the                                        of                                         to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

(Use this space for notarial stamp/seal)	Dated:

Notary Public
Print Name:
My commission expires
STATE OF	)
) ss.
COUNTY OF	)

        I certify that I now or have satisfactory evidence that                              is the person who appeared before me, and said person acknowledged that he/she was authorized to execute the instrument and acknowledged it as the                                        of                                         to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

(Use this space for notarial stamp/seal)	Dated:

Notary Public
Print Name:
My commission expires

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SECOND AMENDMENT TO INDUSTRIAL LEASE
R E C I T A L S
A G R E E M E N T
NOTICE OF LEASE TERM DATES AND TENANT'S PERCENTAGE
FIRST AMENDMENT TO LEASE
R E C I T A L S
A G R E E M E N T
ABOVE STANDARD OFFICE IMPROVEMENTS